Exhibit 13.43

Register For The Blockstack Fireside Chat {{sequence.first_name}}, I hope you are doing well and thank you for registering for Blockstack's upcoming offering. Blockstack PBC will be holding an online fireside chat on the token offering and other related topics on Friday, June 21st at 12pm PDT. The panel will include Blockstack CEO Muneeb Ali and Head of Investor Relations Brittany Laughlin. It will be moderated by Zavain Dar of Lux Capital. You can find out more and register for the chat here: https://community.blockstack.org/coinlist-fireside Important Disclaimer: This communication may be deemed "testing the waters" material under Regulation A under the Securities Act of 1933. We are not under any obligation to complete an offering under Regulation A. We may choose to make an offering to some, but not all, of the people who indicate an interest in investing, and that offering might not be made under Regulation A. We will only be able to make sales after the Securities and Exchange Commission (SEC) has "qualified" the offering statement that we have filed with the SEC. The information in that offering statement will be more complete than the information we are providing now, and could differ in important ways. You must read the documents filed with the SEC before investing. No money or other consideration is being solicited, and if sent in response, will not be accepted. No offer to buy the securities can be accepted and no part of the purchase price can be received until the offering statement filed by the company with the SEC has been qualified by the SEC. Any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of acceptance given after the date of qualification. An indication of interest involves no obligation or commitment of any kind. Any person interested in investing in any offering of Stacks Tokens should review our disclosures and the publicly filed offering statement relating to that offering, a copy of which is available here. 8/ockstack is not registered, licensed or supervised as a broker dealer or investment adviser by the Securities and Exchange Commission (SEC), the Financial industry Regulatory Authority (FINRA) or any other financial regulatory authority or licensed to provide any financial advice or services.

Date Change: Blockstack Fireside Chat {{sequence.first_name}} Hey, there and thank you to the hundreds of you that registered for the upcoming Fireside Chat with Blockstack. We apologize for the inconvenience this may cause you, but due to unexpected schedule conflicts, we will be rescheduling the event. We're working with the team to find a new date and time and look forward to seeing you soon. We will reach out via email shortly with a new date; you don't need to register a second time. Thank you for your understanding! Rule 255 Legend This communication may be deemed "testing the waters" material under Regulation A under the Securities Act of 1933. We are not under any obligation to complete an offering under Regulation A. We may choose to make an offering to some, but not all, of the people who indicate an interest in investing, and that offering might not be made under Regulation A. We will only be able to make sales after the Securities and Exchange Commission (SEC) has qualified the offering statement that we have filed with the SEC. The information in that offering statement will be more complete than the information we are providing now, and could differ in important ways. You must read the documents filed with the SEC before investing. No money or other consideration is being solicited, and if sent in response, will not be accepted. No offer to buy the securities can be accepted and no part of the purchase price can be received until the offering statement filed by the company with the SEC has been qualified by the SEC. Any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of acceptance given after the date of qualification. An indication of interest involves no obligation or commitment of any kind. Any person interested in investing in any offering of Stacks Tokens should review our disclosures and the publicly filed offering statement and the preliminary offering circular that is part of that offering statement at stackstoken.com. 81ockstack is not registered, licensed or supervised as a broker dealer or investment adviser by the Securities and Exchange Commission (SEC), the Financial Industry Regulatory Authority (FINRA) or any other financial regulatory authority or licensed to provide any financial advice or services.I Warning about Phishing Attacks Please be advised that Stacks tokens will be sold only upon qualification by the SEC, and the tokens do not currently trade on any exchange. Official announcement of SEC approval and sale will be through stackstoken.com or other official 81ockstack communication channels. Potential investors • should be cautious of phishing attacks and false information about our offering from unauthorized parties.